August 7, 2019 Developing Next-Generation Epigenetic Treatments for Cancer Patients Corporate Overview Exhibit 99.2

This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding the development status of the Company’s product candidates, the anticipated benefits of the changes to its clinical trial protocols and its anticipated achievement of milestones, including determination of proof of concept. All statements, other than statements of historical facts, contained in this press release, including statements regarding the Company’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Constellation’s ability to: obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in clinical trials; replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of CPI-1205, CPI-0610 and its other product candidates; advance the development of its product candidates under the timelines it anticipates, or at all, in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties, and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward- looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. CPI-1205, CPI-0610, CPI-0209, and other product candidates are investigational in nature and have not yet been approved by the FDA or other regulatory authorities. Forward-Looking Statements

Constellation Highlights Two wholly owned clinical programs: CPI-0610 (BET) and CPI-1205 (EZH2) CPI-0610 has possible disease-modifying effects in myelofibrosis CPI-1205 has been well tolerated and active in clinical studies in combination with ARS inhibitors in prostate cancer CPI-0209 expands the potential of our EZH2 franchise Robust discovery platform fuels the pipeline Data updates in 2H 2019 for both clinical programs

* Metastatic castration-resistant prostate cancer Multiple Near-Term Opportunities for Success Product Candidates Indications Preclinical Phase 1 Phase 2 Phase 3 Milestones BET Inhibitor CPI-0610 2L Myelofibrosis 1L Myelofibrosis Interim Ph 2 data at ASCO/EHA Additional update in 4Q19 EZH2 Franchise CPI-1205 2L mCRPC* Phase 1b data at AACR Additional update in 4Q19 CPI-0209 (2nd Generation) Solid Tumors File IND in mid-2019 Preclinical Tumor Targeted (Undisclosed) Solid Tumors / Heme Malignancies Tumor Microenvironment Targeted (Undisclosed) Solid Tumors ProSTAR Trial MANIFEST Trial

Vision for 2019: A Year of Data 2019 Transition into a Late-Stage Oncology Development Company with an Exciting Pipeline of Development and Discovery Programs Generate positive POC and begin planning for pivotal registration studies with CPI-0610 and CPI-1205 Expand our EZH2 franchise by advancing CPI-0209 into clinical trials targeting solid tumors Deliver novel candidates into discovery and development portfolio

Epigenetics: Instructions for Genetic Code Tumor Cells MDSC NK Cell T Cell Focused on Three Distinct Classes That Chemically Modify Chromatin Tumor Microenvironment Target Transcriptional Networks That Result in Cell Death Re-program Immune Cells to Overcome Resistance to Cancer Immunotherapies Transcriptional Control to Turn Genes On or Off Writers Erasers Readers

CPI-0610

Control of Key Immune, Fibrotic, and Oncogenic Pathways Leads to Opportunity in Myelofibrosis (MF) BET Family of Proteins … Enhancer TSS BRD4 Transcription Factor … Fibrosis TGF-β target genes Immune Signaling NF-κB target genes Cancer Genetics MYC, BCL2

Kleppe et al., 2018 Cancer Cell In Vivo Support for BET Inhibition Enhancing JAK Inhibition in MF BET Inhibitor + Ruxolitinib Led to Synergistic Reduction in Spleen Improved Bone Marrow Fibrosis Score Vehicle 1–2+ JQ1 (BETi) 1+ Ruxolitinib 1+ Combo 0 * * * * Bar graph showing spleen weights (mg) of animals treated for 21 days (vehicle and JQ1) or 28 days (ruxolitinib and combo). n=4–5. *p value <0.05. Data is representative of three independent experiments.

2L: Discontinue ruxolitinib Symptomatic MF 1L: Treatment with ruxolitinib 2L: Continue on ruxolitinib Myelofibrosis Patient Journey CPI-0610 + Rux Combo Diseased Bone Marrow Diseased Bone Marrow Diseased Bone Marrow Diseased Bone Marrow Multiple Positioning Options for CPI-0610 Disease Progression CPI-0610 Add-On CPI-0610 Monotherapy Vision for CPI-0610 Provide Differentiated Treatment for 2L Ruxolitinib-Resistant Patients Transform Standard of Care in 1L JAK-Inhibitor-Naïve Patients

Reduce Inflammation and Suppress Cells in the Bone Marrow That Drive MF (Megakaryocytes) Mechanism of Potential Disease Modification in Myelofibrosis BET Signaling Differentiation of Myeloid Cells into Megakaryocytes Pro-Inflammatory Cytokines (e.g., IL-8) JAK/STAT Signaling STAT STAT Cytoplasm Nucleus NF-kB Target Genes BETs P P CPI-0610 = Pathway Blocked by CPI-0610

Potent and selective inhibitor of BET proteins Treated 138 patients in Phase 1 trials of various hematologic malignancies Preliminary clinical activity observed: Potentially disease modifying in MF (Phase 2) Lymphoma – e.g., ABC-DLBCL (Phase 1) Signals of potentially differentiated safety profile Phase 1 data suggest that thrombocytopenia (DLT) is dose dependent, reversible and non-cumulative Activity seen at range of doses below the MTD CPI-0610 is a Potential Best-in-Class BET Inhibitor *CR also achieved at lower dose of 48mg QD capsule **Ability to titrate up to 225 mg #Source – Forero-Torres et al. (2017) – Poster at American Society for Hematology 2017 Annual Meeting ^Sources – Amorin et al. (2016) Lancet Haematology, Volume 3, Issue 4 196-204 Selected BET Inhibitors with Published Phase 1 Lymphoma Data 300 200 100 0 Dose – mg (once daily) MTD CPI-0610 INCB057643# OTX-015^ MK-8628^ Active Lymphoma Dose/MF Ph2 Dose** Active Doses Lowest Active Dose*

Working to Meet Unmet Needs for a Disease-Modifying Therapy That Impacts All Four Hallmarks of MF

Hallmarks of Myelofibrosis






	Spleen Volume	Constitutional Symptoms	Anemia & Transfusion Dependence	Bone Marrow Fibrosis
	2018 Rux WW Sales: ~$2.4B**	2018 Rux WW MF Sales: ~$1.4B***		
JAKi's	✓	✓		
CPI-0610*	✓	✓	✓	✓

* Based on preliminary data
** Full-year 2018 earnings releases of Incyte and Novartis
*** Constellation estimate

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13

MANIFEST Study Design Overview

Study Population	Treatment	Arm / Cohort
▪ No longer on ruxolitinib ▪ Refractory or intolerant or ineligible	CPI-0610 Mono	Cohort 1A: TD n = up to 16 Cohort 1B: Non-TD n = up to 25
▪ "Add on" to ruxolitinib ▪ Sub-optimal response or MF progression	CPI-0610 + Ruxolitinib	Cohort 2A: TD n = up to 16 Cohort 2B: Non-TD n = up to 25
▪ No prior JAK inhibitor use ▪ Anemic (Hgb < 10 g/dL)	CPI-0610 + Ruxolitinib	Cohort 3: JAKi Naive n = up to 43

Data Cut as of April 17, 2019

- **44** patients **enrolled**
- **No** patient experienced **disease progression**
- **Poor prognostic** factors
- **16** patients for at least **12 weeks**

Data cutoff April 17, 2019
TD = Transfusion Dependent; TI = Transfusion Independent; SVR = Spleen Volume Response
Cohorts 1A/1B and Cohorts 2A/2B will apply a Simon-2 stage design

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Baseline Demographics and Disease Characteristics

Parameter		Cohort 1A 0610 Mono TD (n=2)	Cohort 1B 0610 Mono Non-TD (n=8)	Cohort 2A 0610 + Rux TD (n=16)	Cohort 2B 0610 + Rux Non-TD (n=15)	Cohort 3 0610 + Rux JAKi Naïve (n=3)	TOTAL (n=44)
Age	Median (range)	68 (67, 69)	70 (46, 80)	72.5 (41, 83)	66 (49, 75)	71 (67, 76)	69 (41, 83)
Sex	Female (n, %)	1 (50.0)	5 (62.5)	6 (37.5)	6 (40.0)	0 (0.0)	18 (40.9)
	Male (n, %)	1 (50.0)	3 (37.5)	10 (62.5)	9 (60.0)	3 (100.0)	26 (59.1)
ECOG	≤1 (n, %)	2 (100.0)	7 (87.5)	14 (87.5)	14 (93.3)	2 (66.7)	39 (88.6)
	2 (n, %)	0 (0.0)	1 (12.5)	1 (6.3)	1 (6.7)	1 (33.3)	4 (9.1)
	Unknown (n, %)	0 (0.0)	0 (0.0)	1 (6.3)	0 (0.0)	0 (0.0)	1 (2.3)
DIPSS	Intermediate 1-2	2 (100.0)	5 (62.5)	13 (81.2)	12 (80.0)	3 (100.0)	35 (79.6)
	High	0 (0.0)	3 (37.5)	3 (18.8)	3 (20.0)	0 (0.0)	9 (20.4)
MF Subtype	Primary MF (n, %)	1 (50.0)	6 (75.0)	10 (62.5)	9 (60.0)	3 (100.0)	29 (65.9)
	Post PV MF (n, %)	0 (0.0)	1 (12.5)	3 (18,8)	3 (20.0)	0 (0.0)	7 (15.9)
	Post ET MF (n, %)	1 (50.0)	0 (0.0)	2 (12.5)	3 (20.0)	0 (0.0)	6 (13.6)
	Unknown (n, %)	0 (0.0)	1 (12.5)	1 (6.3)	0 (0.0)	0 (0.0)	2 (4.5)
Mutation Status	n	2	7	16	15	2	42
	≥3 mutations (n, %)	1 (50.0)	3 (42.9)	9 (56.3)	10 (66.7)	1 (50.0)	24 (57.1)
	ASXL1 (n, %)	1 (50.0)	4 (57.1)	8 (50.0)	12 (80.0)	1 (50.0)	26 (61.9)
Prior Ruxolitinib Tx Duration	<6 months	0 (0.0)	1 (12.5)	3 (18.8)	2 (13.3)	0 (0.0)	6 (13.6)
	≥6 months	0 (0.0)	6 (75.0)	12 (75.0)	13 (86.7)	0 (0.0)	31 (70.5)
	Unknown	1 (50.0)	1 (12.5)	1 (6.3)	0 (0.0)	0 (0.0)	3 (6.8)
	Not Applicable	1 (50.0)	0 (0.0)	0 (0.0)	0 (0.0)	3 (100.0)	4 (9.1)
Platelets	Median (range)	292.5 (157, 428)	548.0 (89, 895)	188.5 (77, 631)	224.0 (108, 673)	165 (112, 174)	211.5 (89, 895)
	<450 x 10^9/L	2 (100.0)	3 (37.5)	14 (87.5)	14 (93.3)	3 (100.0)	36 (81.8)
	≥450 x 10^9/L	0 (0.0)	5 (62.5)	2 (12.5)	1 (6.7)	0 (0.0)	8 (18.2)
Hemoglobin	Median (range)	7.55 (7.0, 8.1)	9.25 (7.9, 11.8)	8.35 (6.4, 9.4)	10.3 (8.1, 13.0)	8.7 (7.9, 8.9)	8.9 (6.4, 13.0)
	<10g/dL	2 (100.0)	6 (75.0)	16 (100.0)	6 (40.0)	3 (100.0)	33 (75.0)
	≥10g/dL	0 (0.0)	2 (25.0)	0 (0.0)	9 (60.0)	0 (0.0)	11 (25.0)
Spleen Volume	n	2	8	11	13	3	37
	Median (range)	1514.5 (452, 2577)	2114.5 (635, 3997)	1179.0 (167.9, 4007)	2409.0 (123, 4941)	1810.0 (1379, 2409)	2164.0 (123, 4941)
Total Symptoms Score (TSS)	n	0	6	13	13	3	35
	Median (range)	NA	22.2 (9.2, 42.6)	13.0 (1.4, 37.3)	28.0 (5.0, 56.0)	14.6 (9.1, 16.7)	17.0 (1.4, 56.0)

Data cutoff April 17, 2019

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Treatment Duration Total 44 patients enrolled 39 patients active on treatment; 5 patients discontinued Evaluable patients population Safety: Received C1D1 treatment – n=44 SVR: Baseline and one post-baseline data available – n=16 @ 12 weeks; n=12 @ 24 weeks TSS: Baseline TSS data available – n=11 @ 12 weeks Bone marrow morphology: Baseline and one post-baseline data available – n=10 @ 24 weeks Reasons for treatment discontinuation 11-250 – Depression Grade 4 and alcohol intoxication Grade 2 14-262 – Squamous cell carcinoma Grade 3 (due to prior ruxolitinib therapy) 40-270 – Acute renal failure Grade 5 (unlikely related) 39-282 – Diarrhea Grade 2 (withdrew consent) 43-291 – Diarrhea Grade 2 (pre-existent condition IBD, withdrew consent) Data cutoff April 17, 2019

Data cutoff April 17, 2019 *Please see poster A Phase 2 Study of CPI-0610…, which was presented at ASCO on June 3, 2019, in the Investors & Media/Presentations section of http://www.constellationpharma.com Summary of CPI-0610 Data Update from ASCO/EHA 2019 14 of 16 (88%) patients achieve spleen reduction 6 of 11 (55%) of patients achieve >50% improvement in TSS 15 of 16 (94%) achieve improvement in Patient Global Impression of Change (PGIC) Trend of rising HgB due to CPI-0610 treatment 2 of 3 combo patients converted from TD to TI 6 of 10 (60%) patients achieved improvement in bone marrow morphology Hallmarks of Myelofibrosis Spleen Volume Constitutional Symptoms Anemia & Transfusion Dependence Bone Marrow Fibrosis

Data cutoff April 17, 2019 *Patient ineligible for ruxolitinib due to very low hemoglobin Best Spleen Volume Reduction (n=16) 14 of 16 evaluable patients had spleen volume reductions Median change of -19.2% Spleen volume reduction observed in 4 of 4 evaluable non-TD monotherapy MF patients (depicted in blue) * *

Data cutoff April 17, 2019 Improvements in Symptoms Best % Total Symptom Score (TSS) Improvement (n=11) Best Patient Global Impression of Change (PGIC) Observed (n=16) Improvement in TSS observed in 100% of patients 6 of 11 (55%) patients achieve > 50% improvement in TSS Improvement in PGIC observed in 15 of 16 (94%) patients No patient worsened

Data cutoff April 17, 2019 HMR = High Molecular Risk; Patients with one of these mutations: ASXL1, EZH2, IDH1/2 and SRSF2 Bone marrow evaluable population: Baseline reading available and at least one reading at or after 24 weeks – 10 of 44 patients Fibrosis Score Improvements Observed in Monotherapy and Combination Contexts Improvement in Bone Marrow Morphology 4 of 6 patients improved within first 6 months of treatment Baseline Cycle 17 MF Grade 2 MF Grade 1 Patient 11-248 Heavily Pre-Treated, ASXL1 and JAK2 Mutation Evidence of Reduced Fibrosis

Data cutoff April 17, 2019 Two Transfusion-Dependent Patients Converted to Transfusion Independence Patient 11-246: CPI-0610 + Ruxolitinib, CALR Mutation Patient 11-252: CPI-0610 + Ruxolitinib, JAK2, TET2, SRSF2 and U2AF1 Mutations Patients no longer anemic Hemoglobin increase sustained for >69 weeks and >24 weeks Weeks on study Weeks on study 3 15 30 3 15 30 45 60 75 90

Data cutoff April 17, 2019 Improvement in Hemoglobin Mean Hemoglobin Levels by Treatment Regimen Substantial increase in hemoglobin is observed in CPI-0610 monotherapy patients With CPI-0610 + ruxolitinib combination, observed improvement in hemoglobin is delayed Patients potentially need to overcome effect of ruxolitinib in JAK-2 signaling, a critical component of EPO pathway Weeks on study 12 24 36 48 60 72 84 96

Patient 11-247, Non-TD, CPI-0610 Monotherapy, ASXL1 and CALR mutations Hematologic Improvements with CPI-0610 Monotherapy H&E Reticulin Baseline: MF Gr 3 C17: MF Gr 2 Patient Global Impression Change (PGIC) Bone Marrow Effects Platelets Normalization, Hb Improvement Resistant to Ruxolitinib; increase in spleen and worsening symptoms while on Rux Prior treatment: Imetelstat, HU, Pembrolizumab Monotherapy (225 mg) Spleen volume reduction by MRI (Best: 25.4%) Normalization of platelet levels over 1 year >1.5 g/dl Hgb increase over >12 weeks Improvement in PGIC Resolution of headache, less frequent night sweats Bone marrow improvement History CPI-0610 Therapy Observations Data cutoff April 17, 2019

Reduction in Pro-inflammatory Cytokine Levels Cytokine reductions observed in MF patients with CPI-0610 monotherapy or combo with ruxolitinib Data cutoff April 17, 2019

Treatment Emergent Adverse Events (TEAE)

Summary of TEAE by ≥10% Frequency and AESI

Treatment Emergent Adverse Event	All Grade n=44 (n, %)	≥3 Grade* n=44 (n, %)
Blood and Lymphatic System Disorders		
Anemia	2 (4.5)	2 (4.5)
Thrombocytopenia	3 (6.8)	2 (4.5)
Neutropenia	1 (2.3)	1 (2.3)
Investigations		
Platelet Count Decreased	3 (6.8)	2 (4.5)
Blood Creatinine Increased	1 (2.3)	1 (2.3)
Gastrointestinal Disorders		
Diarrhea	10 (22.7)	1 (2.3)
Vomiting	6 (13.6)	1 (2.3)
Nausea	4 (9.1)	1 (2.3)
Metabolism and Nutrition Disorders		
Decreased appetite	3 (6.8)	0 (0.0)
Dehydration	1 (2.3)	1 (2.3)
Hyponatremia	1 (2.3)	1 (2.3)
Renal and Urinary Disorders		
Acute Kidney Injury	1 (2.3)	1 (2.3)
Proteinuria	1 (2.3)	1 (2.3)
General Disorders and Administration Site Conditions		
Fatigue	5 (11.4)	1 (2.3)
Infections and Infestations		
Upper respiratory tract infection	6 (13.6)	0 (0.0)
Pneumonia	1 (2.3)	1 (2.3)
Respiratory, Thoracic and Mediastinal Disorders		
Epistaxis	6 (13.6)	0 (0.0)
Cough	5 (11.4)	0 (0.0)
Skin and Subcutaneous Tissue Disorder		
Pruritis	5 (11.4)	0 (0.0)
Rash	3 (6.8)	0 (0.0)
Psychiatric Disorder		
Depression	0 (0.0)	1 (2.3)
Alcohol With	1 (2.3)	0 (0.0)
Nervous System Disorders		
Headache	6 (13.6)	0 (0.0)
Dysgeusia	5 (11.4)	0 (0.0)

- All ≥3 grade TEAE were observed in patients treated with CPI-0610 + ruxolitinib therapy; no ≥3 grade TEAE was observed with CPI-0610 monotherapy

Data cutoff April 17, 2019

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Data cutoff April 17, 2019 Effects on Platelet Levels CPI-0610 Monotherapy (n=10) No Patients with Grade 3 Thrombocytopenia CPI-0610 + Ruxolitinib (n=34) 4 of 34 Patients with Grade 3 Thrombocytopenia CPI-0610 monotherapy demonstrated minimal, non-cumulative, and manageable thrombocytopenia Combination therapy of CPI-0610 and ruxolitinib showed non-cumulative, manageable, and generally reversible asymptomatic Grade 3 thrombocytopenia

Key Takeaways from ASCO/EHA 2019 Update Activity across all four hallmarks of myelofibrosis: spleen, symptoms, hematologic function, and bone marrow fibrosis CPI-0610-driven activity in ruxolitinib-resistant patients as monotherapy and as an add-on to ruxolitinib Substantial symptom and spleen improvement observed Evidence of early effects on bone marrow fibrosis and trend of increasing hemoglobin over time suggest potential disease-modifying effects CPI-0610 generally well-tolerated as a monotherapy and in combination with ruxolitinib

Potential Paths to Registration for CPI-0610

2L Transfusion-Dependent Patients[†]



Momelotinib
BAT (89% Rux)
Rate of Transfusion Dependence (%)
100%
80%
60%
40%
20%
0%
56.0%
52.0%
50.0%
64.0%
Baseline
Week 24

Convert to Transfusion Independence

1L JAKi-Naïve Patients*^



Ruxolitinib Spleen Volume Response (SVR%)
Spleen Volume Change from Baseline (%)
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
COMFORT-1
SIMPLIFY-1
41.9% SVR35
29% SVR35
Goal: ↑SVR35 due to CPI-0610/rux synergy and improved tolerability of rux

Increase Rate of SVR35 Response

Anticipated Data By End of 2019

- **Results** from approximately **40 ruxolitinib-resistant patients**
- **Transfusion dependence** to **independence conversion** results from approx. **16 patients** treated w/ CPI-0610 + ruxolitinib
- **Spleen Volume Reduction and Total Symptom Score** results from **10-15 JAK-inhibitor-naïve patients**
- **Planning** has begun for **potential pivotal trials**

*SIMPLIFY-1: A Phase III Randomized Trial of Momelotinib Versus Ruxolitinib in Janus Kinase Inhibitor-Naïve Patients With Myelofibrosis. Mesa, R., et al. *J Clin Oncol* 2017: 35(34):3844-3850.

^COMFORT-1: A Double-Blind, Placebo-Controlled Trial of Ruxolitinib for Myelofibrosis Verstovsek, S., et al; *N Engl J Med* 2012;366:799-807.

† Momelotinib Versus Best Available Therapy in Patients with Myelofibrosis Previously Treated with Ruxolitinib (Simplify 2): A Randomised, Open-Label, Phase 3 Trial. Harrison, C., et al. *Lancet Haematol.* 2018 Feb;5(2):e73-e81.

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CPI-1205 and CPI-0209 EZH2 Franchise

EZH2 Inhibition Offers Broad Therapeutic Potential

EZH2 "Writer" Activity Suppresses Gene Transcription

Polycomb Repressive Complex 2 (PRC2)…


EZH2

… Methylates Histone H3 at Lysine 27 (K27)


K27 K27 K27 K27 K27 K27 K27 K27 K27 K27 K27
SUPPRESSED TRANSCRIPTION

Acquired Drug Resistance:

- EZH2 mediates gene silencing that diminishes response to existing therapies

Cancer Genetics:

- Mutations in genes that create a functional dependency on EZH2

Regulation of Immune Cells:

- EZH2 reprograms T cells to suppress an anti-tumor immune response

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Yu et al., Cancer Research 2007 *Signature of H3K27me3-occupied EZH2 target genes repressed in metastatic relative to clinically localized prostate cancer and benign prostate tissue Model for EZH2 Role in Prostate Cancer EZH2 Gene Signature* Predicts Outcomes in Prostate Cancer 0 2 4 6 8 10 1.0 0.9 0.8 0.7 0.6 0.5 0.4 0.3 0.2 Time to relapse (years) Probability of survival Pro-Tumor Signaling Coregulators Prostate Tumor Growth AR AR Synergistically Enhances AR Signaling EZH2

*Bradley, WD, et al., ”EZH2 Inhibition as an Effective Treatment for Metastatic Castration-Resistant Prostate Cancer,” presentation at 2018 EORTC/NCI/AACR meeting EZH2 Synergy with Androgen Receptor Signaling (ARS) CPI-1205 Intensifies Gene Expression Effects of Enzalutamide in Prostate Cancer Cells* CPI-1205 is Active as Monotherapy and Synergistic with Enzalutamide in Killing Prostate Cancer Cells Enzalu- tamide CPI- 1205 Combo Theoretical concentration of each agent required to kill 90% of cancer cells if no synergistic activity Actual concentration of each agent required to kill 90% of cancer cells when combined Synergy

Current Treatment Paradigm in mCRPC mCRPC 1st Line Abiraterone or Enzalutamide 2nd Line Enzalutamide or Abiraterone (Poor Activity) 3rd Line Chemotherapy or Palliative Care CPI-1205 may enhance the activity of ARS inhibitors and reduce need for chemotherapy Pre-Metastatic Prostate Cancer

2L mCRPC Patients Treated with Abiraterone or Enzalutamide Suffer Poor Response Rate and Short Time to Progression* GOAL Treat with CPI-1205 combination therapy to achieve deeper and more durable responses > PSA30 = 6% > PSA50 = 4% > PSA80 = 0% TTP = 1.6 months > PSA30 = 43% > PSA50 = 31% > PSA80 = 10% TTP = 2.7 months Abiraterone + prednisone Enzalutamide *ASCO 2018 Poster Khalaf, et al. (Kim Chi lab)

ProSTAR Trial Design

Phase 2 Initiated

Phase 1b – Advanced mCRPC	Phase 2 – 2L mCRPC Patients Only
Abiraterone + CPI-1205 (Prior Enzalutamide Progression)	CPI-1205 + Abiraterone (Progressed on Enzalutamide) ✓*Initiated* n ~ 30
Enzalutamide + CPI-1205 (Prior Abiraterone Progression)	Enzalutamide + CPI-1205 (Progressed on Abiraterone) ✓*Initiated* n ~ 35 **vs.** Enzalutamide Alone (Progressed on Abiraterone) ✓*Initiated* n ~ 35

Primary endpoints: MTD, RP2D
Results presented at AACR

Primary endpoint: Response rate
PSA reduction, CTC reduction, ORR

Testing Biomarkers for Patient Enrichment

Note: In ProSTAR, abiraterone is dosed in combination with prednisone

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*Continued on CPI-1205 monotherapy after cycle 1 Resolution of Bone Metastases Baseline Cycle 4 Day 1 CPI-1205 + Enzalutamide* Example Patient 1

Objective Response by CT Scan February 2018 Baseline: December 2017 CPI-1205 + Enzalutamide Example Patient 2

CPI-1205 observed to be well-tolerated and clinically active Recommended Phase 2 dose of 800 mg three times daily Patients’ PSA responses tended to be deeper (e.g., PSA80) and more durable than expected with ARSi alone Activity observed in combo with abiraterone, which has poor 2L responses, or enzalutamide and in AR-V7-negative patients CPI-1205 + abiraterone: PSA80: 2/18 (11%) of all patients PSA80: 2/10 (20%) of AR-V7-negative patients ORR: **DCR = 6/8 (75%) or **DCR ≥ 3 months = 4/8 (50%) CPI-1205 + enzalutamide: PSA80: 3/16 (19%) of all patients PSA80: 3/11 (27%) of AR-V7 negative patients ORR: PR = 1/5 (20%) **DCR = 3/5 (60%) or **DCR ≥ 3 months = 3/5 (60%) ProSTAR Phase 1b Conclusions* *Please see poster CT094/18, which was presented at AACR on April 1, 2019, in the Investors & Media/Presentations section of http://www.constellationpharma.com **Disease Control Rate (DCR): Complete Response (CR) + Partial Response (PR) + Stable Disease (SD) Cycle 1 Day 1 Cycle 4 Day 1 Initial update for Phase 2 data in 2H 2019 medical meeting Resolution of bone metastases in patient on CPI-1205 + enzalutamide for one month followed by CPI-1205 monotherapy for two months

Significant PSA Reduction in Heavily Pre-Treated and Refractory Patient Experience with a Compassionate-Use Patient 3,000 2,500 2,000 1,500 1,000 500 12 agents prior to CPI-1205, including second-generation androgen inhibitors, chemotherapy, PARP inhibitors, tyrosine kinase inhibitors, checkpoint inhibitors, radium 223, and radiotherapy Start CPI-1205 + Enzalutamide (PSA ~ 2900) PSA Score (ng/mL) 80% reduction in PSA levels Evidence of tumor size reduction in the neck 6/1/2016 9/1/2016 12/1/2016 3/1/2017 6/1/2017 9/1/2017 12/1/2017 3/1/2018 PSA levels escalated significantly in final year of treatment prior to CPI-1205 + enzalutamide. Treatment interrupted due to non-treatment-related pneumonia. Subsequent progression in liver led to discontinuation. Patient later died. Expansion cohort of CPI-1205 + enzalutamide initiated in heavily pre-treated patients who have progressed after treatment with each of enzalutamide, abiraterone, and chemotherapy.

CPI-1205 EZH2 Franchise Summary Preclinical synergy with androgen receptor signaling (ARS) inhibitors ProSTAR Phase 1b demonstrates well-tolerated combinations and evidence of activity with either enzalutamide or abiraterone ProSTAR Phase 2 started Best-in-class potential with more comprehensive coverage of EZH2 Broad application, including large patient populations across several solid tumors Single-agent and combination activity preclinically IND filed and cleared by FDA in mid-2019 CPI-0209

Lymphoma Xenograft – Mutated EZH2 Model Once-Daily Treatment Resulted in Rapid and Durable Tumor Regression CPI-0209: Second-Generation EZH2 Inhibitor CPI-0209 May Provide More Comprehensive EZH2 Coverage, Expanding Addressable Populations Cessation of treatment Prostate Cancer Xenograft – ARV7+ Model Vehicle CPI-0209, 25 mg/kg oral, once daily

CPI-0209 Preclinical Activity in Bladder Cancer Tumor volume (mm3) Relative tumor volume (% change) Days Post Grouping Days Post Grouping CPI-0209 Causes Tumor Regression in ARID1A Mutant Bladder Cancer Xenografts CPI-0209 Is More Efficacious Than Cisplatin Single Agent Treatment

Discovery Platform Fueling the Pipeline Innate Adaptive Alter aberrant gene expression within cancer cells Increase tumor immunogenicity Re-program immune cells to overcome resistance to cancer immunotherapies Tumor Cells Immune Cells Discovery Programs Targeting Epigenetic Regulators on the Tumor and Immune Microenvironment

Potential Value Creation Catalysts

2018 –Year of Execution | **2019 –Year of Data**

1H 2018

- ✓ Complete crossover financing
- ✓ Expand enrollment in ProSTAR
- ✓ Initiate ORIOn-E
- ✓ Select 2nd generation EZH2 inhibitor candidate (CPI-0209)

2H 2018

- ✓ Complete IPO
- ✓ Activate additional sites in US, Canada / EU for CPI-0610 in myelofibrosis
- ✓ Initiate Phase 2 portion of ProSTAR trial

1H 2019

- ✓ CPI-1205 – Determine ORIOn-E safety and recommended Phase 2 dose (RP2D)
- ✓ CPI-1205 – Provide update from Phase 1b portion of ProSTAR trial at AACR on April 1
- ✓ CPI-0610 – Provide interim update from MANIFEST Phase 2 trial
- ✓ CPI-0209 – File IND for CPI-0209

2H 2019

- ❑ CPI-1205 – Provide interim update from Phase 2 portion of ProSTAR
- ❑ CPI-0610 – Provide additional update from MANIFEST trial

Constellation PHARMACEUTICALS

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Cash, cash equivalents and marketable securities as of June 30, 2019, of $98.1 million Current cash, cash equivalents and marketable securities expected to fund operations until late Q3 2020, including: Ongoing clinical trials to determine efficacy and safety of CPI-1205 and CPI-0610 necessary to begin pivotal trials Continued advancement of CPI-0209 Support for robust discovery/preclinical pipeline Crossover financing round in April 2018 and IPO in July 2018 raised $160 million from high-quality investors Venture debt of $20 million raised in March 2019; $20 million more available in part upon achievement of milestones Strong Cash Position $ Millions, Except Per-Share Amounts 2Q19 2Q18 R&D Expenses $16.0 $9.5 G&A Expenses $4.9 $2.5 Other Income, Net $0.1 $0.1 Net Loss Attributable to Common Stockholders ($20.8) ($11.9) Net Loss Per Share Attributable to Common Stockholders ($0.80) ($9.96)

Experienced Management Team, Board, and Scientific Advisors

Management Team



Jigar Raythatha
President and CEO



Emma Reeve
SVP & Chief Financial Officer



Adrian Senderowicz, M.D.
SVP & Chief Medical Officer



Patrick Trojer, PhD
SVP & Chief Scientific Officer



Karen Valentine
SVP, Chief Legal Officer & General Counsel



Jessica Christo
SVP & Chief Product Development Officer



Brad Prosek
SVP, Corporate Development



Brenda Sousa
SVP, HR and Operations

Board of Directors

Mark Goldsmith, M.D., Ph.D. (Chairman), Revolution Medicines

Jigar Raythatha

Jim Audia, Ph.D., Chicago Biomedical Consortium

Scott Braunstein, M.D., BOD – Esperion, Trevena, Ziopharm, Marinus

Tony Evnin, Ph.D., Venrock

Steven Hoerter, Deciphera Pharmaceuticals

Bob Tepper, M.D., Third Rock Ventures

Elizabeth Tréhu, M.D., Jounce Therapeutics

Founders & Scientific Advisory Board

Danny Reinberg, Ph.D., NYU, HHMI, NAS

David Allis, Ph.D., Rockefeller Univ., NAS

Yang Shi, Ph.D., Harvard Medical School

Pam Sharma, M.D., Ph.D., MD Anderson Cancer Center

David Livingston, M.D., Dana Farber Cancer Center

Scott Lowe, Ph.D., Memorial Sloan-Kettering

Robert Schreiber, Washington U. School of Medicine

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